Exhibit 99.2


                         NOTICE OF GUARANTEED DELIVERY

                                 For Tender Of

                     14.75% Senior Discount Notes due 2014
                                       of
                         Mueller Holdings (N.A.), Inc.


     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 14.75% Senior Discount Notes due 2014 (the "Old Notes") are not immediately available, (ii) Old Notes and the Letter of Transmittal cannot be delivered to Law Debenture Trust Company of New York (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer
- Guaranteed Delivery Procedures" in the Prospectus dated [Date of Prospectus] (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of Mueller Holdings (N.A.), Inc., a Delaware corporation (the "Company").

                 The Exchange Agent for the Exchange Offer is:

                    Law Debenture Trust Company of New York

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
   By Hand or Overnight Delivery:          Facsimile Transmissions:        By Registered or Certified Mail:
                                         (Eligible Institutions Only)
    Law Debenture Trust Company                                             Law Debenture Trust Company of
          of New York                             212-750-1361                          New York
   767 Third Avenue - 31st Floor                                            767 Third Avenue - 31st Floor
         New York, NY 10017                To Confirm by Telephone                New York, NY 10017
        Attn: Daniel Fisher                or for Information Call:              Attn: Daniel Fisher

                                                 212-750-6474
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


     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                    (Not to be used for Signature Guarantee)


     The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

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
Name of Firm:
              ___________________________________________   _________________________________________________________
                                                            (Authorized Signature)

Address:                                                    Title:
        _________________________________________________          __________________________________________________
                                                            Name:
_________________________________________________________          __________________________________________________
                                             (Zip Code)                          (Please type or print)

Area Code and Telephone Number:                             Date:
                                                                  ___________________________________________________
_________________________________________________________

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF  GUARANTEED  DELIVERY.  ACTUAL  SURRENDER OF OLD NOTES MUST BE MADE
PURSUANT TO, AND BE ACCOMPANIED  BY, A PROPERLY  COMPLETED AND FULLY EXECUTED  LETTER OF TRANSMITTAL  AND ANY OTHER
REQUIRED DOCUMENTS.


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